Exhibit 10.4

This SHAREHOLDER AGREEMENT (this “Agreement”), dated as of February 3, 2006, is by and between Sky Financial Group, Inc., an Ohio corporation (“Parent”), and Thomas M. West (the “Shareholder”).

WHEREAS, Parent, WMC Acquisition LLC, an Indiana limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and Waterfield Mortgage Company, Incorporated, an Indiana corporation (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement” capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for the merger of the Company with and into Merger Sub;

WHEREAS, the Shareholder owns the number of shares of Company Stock set forth opposite his name on Schedule A hereto (such Company Stock together with any other capital shares of the Company, including New Shares, acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”) and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Shareholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as of the date hereof as follows:

(a) Authority; Execution and Delivery; Enforceability. The Shareholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. The execution and delivery by the Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the Subject Shares under, any provision of any contract, permit, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (each, a “Contract”) to which the Shareholder is a party or by which any Subject Shares are bound or any provision of any judgment, order or decree (collectively, “Judgment”) to which the Shareholder is subject. No trust of which the Shareholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

(b) The Subject Shares. The Shareholder has, and will continue to have until the completion of the Company Shareholder’s Meeting, the sole right to vote the Subject Shares set forth opposite the Shareholders’ name on Schedule A hereto, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except for the Shareholders’ Agreement dated as of May 27, 1999, between the Company and all of the Company’s shareholders, as amended, and as contemplated by this Agreement.

SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder as follows: Parent has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent. Parent has duly executed and delivered this Agreement, and this Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Parent under, the Articles of Incorporation or Regulations of Parent, any provision of any Contract to which Parent is a party or by which any properties or assets of Parent are bound or any provision of any Judgment applicable to Parent or the properties or assets of Parent.

SECTION 3. Covenants of the Shareholder. The Shareholder covenants and agrees as follows:

(a) (1) At any meeting of the shareholders of the Company called to seek the Company Shareholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement or the Merger is sought, the Shareholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares in favor of granting the Company Shareholder Approval.

(2) IRREVOCABLE PROXY. The Shareholder hereby irrevocably grants to, and appoints, Parent, Granger Souder and Kevin Thompson, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Subject Shares, or grant a consent or approval in respect of the Subject Shares, in a manner consistent with this Section 3. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3(a)(2) is given in connection with the execution of the Merger Agreement and is therefore coupled with an interest. The Shareholder hereby further affirms that the irrevocable proxy may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 23-1-30-3 of the IBCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

(b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted or execute a consent with respect thereto) the Subject Shares against (i) any Acquisition Proposal, and (ii) any other action which might impede the Merger, including any action, amendment or other proposal or transaction which would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or the Merger or change in any manner the voting rights of any class of the Company’s capital stock. The Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Other than this Agreement, the Shareholder shall not (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (including by gift) (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares or any rights to acquire any securities of the Company to any Person other than pursuant to the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares or any rights to acquire any securities of the Company and shall not commit or agree to take any of the foregoing actions. As used in this Agreement, the term “Transfer,” shall also include any pledge, hypothecation, encumbrance, assignment or constructive sale or other disposition of such security or the record or beneficial ownership thereof, the offer to make a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding whether or not in writing, to effect any of the foregoing. As used in this Agreement, the term “constructive sale” means a short sale with respect to such security, entering into or acquiring a derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any transaction that has substantially the same effect as any of the foregoing. Notwithstanding the restrictions set forth in this Section 3(c), nothing shall prohibit the Shareholder from Transferring the Shares or New Shares, provided that, as a condition to such Transfer, the Person to whom such Shares or New Shares are Transferred (whether by pledge or otherwise) executes an agreement providing that it agrees to be bound by the terms of this Agreement and acknowledges that, notwithstanding any such Transfer, the Shareholder shall continue to retain all voting power with respect to such Shares or New Shares.

(d) The Shareholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger. The Shareholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 23-1-44 of the IBCL in connection with the Merger.

(e) The Shareholder hereby agrees that, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company or any Company Subsidiary of, or affecting, the Subject Shares, (ii) that the Shareholder purchases or otherwise acquires beneficial ownership of or an interest in any shares of capital stock of the Company or any Company Subsidiary after the execution of this Agreement (including by conversion) or (iii) that the Shareholder voluntarily acquires the right to vote or share in the voting of any shares of capital stock of the Company or any Company Subsidiary other than the Subject Shares (collectively, the “New Shares”), any New Shares so acquired or purchased by the Shareholder shall be subject to the terms of this Agreement, including the representations and warranties set forth in Section 1, and shall constitute Subject Shares to the same extent as if those New Shares were owned by the Shareholder on the date of this Agreement.

(f) The Shareholder agrees that he will not, and will cause his representatives and agents not to, directly or indirectly: (i) initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) enter into or maintain or continue discussions or negotiate with any Person in furtherance of or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize any of its representatives or agents to take any such action.

SECTION 4. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. No party hereto shall be relieved from any liability for any intentional breach of this Agreement by reason of any such termination.

SECTION 5. Additional Matters.

(a) The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(b) The Shareholder does not make any agreement or understanding herein in his capacity as a director or officer of the Company. The Shareholder signs solely in his capacity as the record holder and beneficial owner of the Subject Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

SECTION 6. General Provisions.

(a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 13.2 of the Merger Agreement and to the Shareholder at the Shareholder’s address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to the Shareholder. This Agreement shall become effective against the Shareholder when one or more counterparts have been executed by the Shareholder and delivered to Parent. Each party need not sign the same counterpart.

(f) Entire Agreement: No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise, by Parent without the prior written consent of the Shareholder or by the Shareholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(i) Enforcement. The transactions contemplated by this Agreement are unique and the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party hereto is not in material default or breach hereunder. The parties hereto agree that, if for any reason a party hereto shall have failed to perform its obligations under this Agreement, then the party hereto seeking to enforce this Agreement against such nonperforming party under this Agreement shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement.

(j) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Indiana, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process by U.S. registered mail to such party’s address set forth herein shall be deemed effective service of process on such party; provided that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. The consent to jurisdiction set forth in this Agreement shall not constitute a general consent to service of process in the State of Indiana and shall have no effect for any purpose except as provided in this Agreement. The parties hereto agree that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

[Signatures are on the following page(s)]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SKY FINANCIAL GROUP, INC.

By:	/s/ W. Granger Souder, Jr.
Name:	W. Granger Souder, Jr.
Title:	Executive Vice President and
General Counsel

SHAREHOLDER

/s/ Thomas M. West
Name:	Thomas M. West

SCHEDULE A

Name and Address of Shareholder	Number of Shares of Company Stock Owned as of the Date Hereof
Thomas M. West 126 Taconic Road Greenwich, CT 06831	14,050